                                                                      Exhibit 24

                               Power of Attorney

Know all by these presents that the undersigned does hereby make, constitute and appoint each of B. Judd Hartman, Julia James and Richard Whitlow, or any one of
them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of PPD, Inc., pursuant to Section 16(a) of the
Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto). The
Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of PPD, Inc., unless earlier revoked in writing. The undersigned acknowledges that B. Judd Hartman, Julia James and
Richard Whitlow are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

                                        /s/ Jeffrey B. Kindler
                                        ----------------------
                                        Jeffrey B. Kindler

Date: January 27, 2020